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                                                                     EXHIBIT 5.1

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                                                      Washington, D.C.

                                        File No. 027564-0005

September 2, 2004

Neurocrine Biosciences, Inc.
12790 El Camino Real
San Diego, California 92130

      Re:   Form S-8 Registration Statement

Ladies and Gentlemen:

      In connection with the registration by Neurocrine Biosciences, Inc., a Delaware corporation (the "Company"), of (i) 100,000 shares (the "Nonstatutory Shares") of common stock, par value $0.001 per share (the "Common Stock"), of the Company to be issued pursuant to the Neurocrine Biosciences, Inc. Employment Commencement Nonstatutory Stock Option (the "Option"), and (ii) 1,200,000 shares (the "Plan Shares") of Common Stock to be issued pursuant to the Neurocrine Biosciences, Inc. 2003 Incentive Stock Plan, as Amended May 25, 2004 and August 2, 2004 (the "2003 Plan"), in each case under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 2, 2004 (as amended from time to time, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

      In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Nonstatutory Shares and the Plan Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

      In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

      We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.
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SEPTEMBER 2, 2004
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LATHAM & WATKINS LLP

      Subject to the foregoing, it is our opinion that as of the date hereof (i) the Nonstatutory Shares have been duly authorized by all necessary corporate action of the Company, and, upon the issuance of and payment for the Nonstatutory Shares in accordance with the terms set forth in the Option, the Nonstatutory Shares will be validly issued, fully paid and nonassessable and
(ii) the Plan Shares have been duly authorized by all necessary corporate action of the Company, and, upon the issuance of and payment for the Plan Shares in accordance with the terms set forth in the 2003 Plan, the Plan Shares will be validly issued, fully paid and nonassessable.

      We consent to your filing this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ Latham & Watkins LLP